Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(2,101,428)
Unrealized Gain (Loss) on Market Value of Futures	3,449,540
Dividend Income	9,914
Interest Income	42,116
Total Income (Loss)	$1,400,142

Expenses
General Partner Management Fees	$16,096
Professional Fees	3,824
Brokerage Commissions	3,033
Non-interested Directors' Fees and Expenses	421
Prepaid Insurance Expense	322
NYMEX License Fee	402
Total Expenses	24,098
Expense Waiver	(3,977)
Net Expenses	$20,121
Net Income (Loss)	$1,380,021

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/19	$30,566,308
Net Income (Loss)	1,380,021

Net Asset Value End of Month	$31,946,329
Net Asset Value Per Share (1,050,000 Shares)	$30.43

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596